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                                  EXHIBIT 10.11

                               HOOPER HOLMES, INC.
                            1997 DIRECTOR OPTION PLAN

1.       PURPOSE

         The purpose of this 1997 Director Option Plan (the "Plan") of Hooper Holmes, Inc. (the "Company") is to encourage ownership in the Company by nonemployee directors of the Company whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue as directors of the Company.

2.       ADMINISTRATION

         The Board of Directors, or a Committee (the "Committee") consisting of three or more directors who are both "outside directors" of the Company (as that term is defined in (S) 162(m) of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code")) and "non-employee directors" of the Company (as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended), shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

3.       PARTICIPATION IN THE PLAN

         Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.       STOCK SUBJECT TO THE PLAN

         (a) The maximum number of shares which may be issued under the Plan shall be one hundred fifty thousand (150,000) shares of the Company's Common Stock, subject to adjustment as provided in Section 9 of the Plan.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

         (c) All options granted under the Plan shall be nonstatutory options not entitled to tax treatment under Section 422A of the Code.

5.       TERMS, CONDITIONS AND FORM OF OPTIONS

         Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board of Directors or Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grants. Each person who is a nonemployee member of the Board of Directors of the Company on, or who first becomes a nonemployee member of the Board of Directors of the Company from and after, the date of adoption of this Plan by the Board of Directors (the "Plan Adoption Date") shall be granted an option to purchase 25,000 shares of Common Stock under the Plan. Options shall be granted to all persons who are nonemployee directors on the date of adoption of the Plan within thirty (30) days of the Plan Adoption Date, and each person who first becomes a nonemployee director after the Plan Adoption Date on the date that he is first elected to serve as such a director.
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         (b) Option Exercise Price: The option exercise price for each option granted under the Plan shall equal the closing price of the Company's Common Stock on the American Stock Exchange on the date of grant of such option.

         (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (d) Period of Options. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

         (e) Exercise of Options. Options shall become exercisable in five equal annual installments, commencing one year from the date of grant, provided the holder of such option continues to serve as a director of the Company. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

         (f) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       ASSIGNMENTS

         The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.       TIME FOR GRANTING OPTIONS

         All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company's stockholders.

8.       LIMITATION OF RIGHTS

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

         (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

 9.      CHANGES IN COMMON STOCK

         (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other

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securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares or other securities subject to then outstanding options under this Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

         (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or any affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

10.      AMENDMENT OF THE PLAN

         The Board of Directors or Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section
9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan and further provided that the provisions of the Plan contained in paragraphs (a) and (b) of Section 5 may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

11.      GOVERNING LAW

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

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